                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   Form 8-K/A


                                 Amendment No. 1

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 31, 2000


                          Commission File Number 0-748


                        MCCORMICK & COMPANY, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                       MARYLAND                            52-0408290
            --------------------------------------------------------------
            (State or other jurisdiction of             (I.R.S. Employer
             incorporation or organization)            Identification No.)


           18 LOVETON CIRCLE, P. O. BOX 6000, SPARKS, MD      21152-6000
           -------------------------------------------------------------
             (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (410) 771-7301
                                                           --------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


This Amendment No. 1 hereby amends Item 7 of the Current Report on Form 8-K filed by McCormick & Company, Incorporated with the Securities and Exchange Commission on September 15, 2000 relating to McCormick's acquisition on August 31, 2000 of Ducros, S.A. and Sodis, S.A.S. The following financial statements required by Item 7 are filed as part of this report beginning on page 5.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)         Financial Statements of the Business Acquired.


         - Balance sheets as of December 31, 1999 and the related consolidated income statements and consolidated statement of cash flows for the year ended December 31, 1999, of Ducros, together with independent accountant's report thereon, in accordance with accounting principles generally accepted in France.

         - Balance sheets as of December 31, 1999 and the related consolidated income statements and consolidated statement of cash flows for the year ended December 31, 1999, of Sodis, together with independent accountant's report thereon, in accordance with accounting principles generally accepted in France.

         - Reconciliation of Ducros historical statements to accounting principles generally accepted in the United States ("US GAAP").

         -        Consent of Independent Accountants


      (b)         Pro Forma Financial Information.

         - Pro Forma Condensed Combined Statement of Income for the year ended November 30, 1999 (unaudited).

         - Pro Forma Condensed Combined Statement of Income for the 6-month period ended May 31, 2000 (unaudited).

         - Pro Forma Condensed Combined Balance Sheet as of May 31, 2000 (unaudited).

         -        Notes to Unaudited Pro Forma Condensed Combined Financial
                  Statements

      (c)         Exhibits.

                  2.1 Stock Purchase Agreement (Incorporated by reference from the McCormick's Current Report on Form 8-K filed on September 15, 2000).

                  99.1 Press Release, dated August 31, 2000 (Incorporated by reference from the McCormick's Current Report on Form 8-K filed on September 15, 2000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            McCORMICK & COMPANY, INCORPORATED




Date:    November 14, 2000                  By: /s/ Francis A. Contino
     -------------------------                 ------------------------------
                                                Francis A. Contino
                                                Executive Vice President & Chief
                                                Financial Officer



Date:     November 14, 2000                 By: /s/ Kenneth A. Kelley, Jr.
     -------------------------                 ------------------------------
                                                Kenneth A. Kelly, Jr.
                                                Vice President & Controller

ITEM 7(a):  FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.

BUSINESS :  DUCROS S.A.

                        INDEPENDENT ACCOUNTANT'S REPORT

In fulfillment of the assignment decided by your general meeting, we have audited the consolidated financial statements of Ducros established in euros for the financial year-end December, 31 1999, as presented in this report.

These consolidated financial statements are the responsibility of the Eridania Beghin-Say's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ducros and its subsidiaries as of December, 31 1999.

Le Commissaire aux Comptes
Deloitte Touche Tohmatsu - Audit
Neuilly, May, 11 2000


/s/ Arnaud de Planta

                                                  DUCROS GROUP
                                           CONSOLIDATED BALANCE SHEET


IN THOUSANDS OF EUR                     DECEMBER 31,                                                        DECEMBER 31,
                                            1999                                                               1999
-------------------------------------------------------------    -------------------------------------------------------------
Intangible assets                                      6 898     SHAREHOLDERS' EQUITY
Goodwill                                               7 024         Share capital                                     15 829
PROPERTY, PLANT AND EQUIPMENT                                        Retained earnings                                 53 705
    Gross value                                       67 240         Accumulated exchange difference                   (1 469)
    Accumulated amortization                         (41 562)        Net income                                        14 207
                                        ---------------------
TOTAL TANGIBLE FIXED ASSETS                           25 678
                                                                                                            ------------------
                                                                 TOTAL SHAREHOLDERS' EQUITY FOR THE SHARE              82 272
                                                                 OF THE GROUP
 FINANCIAL FIXED ASSETS
    Unconsolidated investments                            78     Minority interest                                          -
    Deposits                                             349
    Other financial assets                             5 933     Provisions for risks and charges                       6 260
                                        ---------------------
TOTAL FINANCIAL FIXED ASSETS                           6 360
                                                                 Borrowings                                             7 412
                                        ---------------------
TOTAL FIXED ASSETS                                    45 960
                                                                 Trade accounts payable                                58 452
Inventories and work in progress                      38 447     Other operating debt                                  11 323
                                                                                                            ------------------
                                                                 TOTAL                                                 69 775
Trade accounts receivable                             70 691
Other receivable                                       5 872
                                        ---------------------
TOTAL RECEIVABLE                                      76 563     Fixed assets suppliers                                 3 844
                                                                 Other debt                                               973
                                                                                                            ------------------
Cash at bank and in hand                               8 847     TOTAL                                                  4 817

                                        ---------------------
CURRENT ASSETS                                       123 857

Prepaid and other                                        719

                                        ---------------------                                               ------------------
TOTAL ASSETS                                         170 536     TOTAL LIABILITIES                                    170 536
                                        =====================                                               ==================


                See notes to consolidated financial statements.

 Prepared in accordance with accounting principles generally accepted in France.

                                    DUCROS GROUP
                            CONSOLIDATED INCOME STATEMENT

                        FOR THE YEAR ENDED DECEMBER 31, 1999



IN THOUSANDS OF EUR                                                            1999
---------------------------------------------------------------------------------------
OPERATING INCOME
    Turnover                                                                   246 778
    Other operating income                                                         282
                                                                           ------------
TOTAL OPERATING INCOME                                                         247 060

OPERATING EXPENSES
    Purchases & change in stock                                                 77 274
    Wages and social security                                                   26 124
    Amortization charge                                                          6 122
    Head office costs                                                            3 110
    Slotting fees                                                                2 592
    Other operating costs                                                      114 917
                                                                           ------------
TOTAL OPERATING EXPENSES                                                       230 139

                                                                           ------------
OPERATING RESULT                                                                16 921

Financial result                                                                 (341)

                                                                           ------------
OPERATING RESULT BEFORE INCOME TAX                                              16 580

Exceptional result                                                               (884)

Income tax                                                                       (989)

                                                                           ------------
NET RESULT                                                                      14 707

Amortization of goodwill                                                         (500)

Minority interest                                                                    -

                                                                           ------------
CONSOLIDATED NET RESULT FOR THE SHARE OF THE GROUP                              14 207
                                                                           ============


               See notes to consolidated financial statements.
Prepared in accordance with accounting principles generally accepted in France.

                                          DUCROS GROUP
                              CONSOLIDATED STATEMENT OF CASH FLOWS

                              FOR THE YEAR ENDED DECEMBER 31, 1999



IN THOUSANDS OF EUR                                                                        1999
---------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES
Operating result                                                                            16 921
Amortization charge                                                                          6 122
Write on / (write back) for operating reserves                                                (416)
                                                                                       ------------
EBITDA                                                                                      22 627

Change in working capital                                                                   (4 666)

                                                                                       ------------
OPERATING CASH FLOW                                                                         17 961

Paid interests, net (financial result)                                                        (341)
Paid income tax                                                                             (1 178)
Exceptional costs paid                                                                        (793)

                                                                                       ------------
                                                                 TOTAL (a)                  15 649

NET CASH FROM INVESTING ACTIVITIES
CAPITAL EXPENDITURES                                                                       (11 079)
    Tangible fixed assets                                                       (6 771)
    Loans                                                                       (4 002)
    Other fixed assets                                                            (306)
DISPOSAL OF ASSETS OR LOAN REIMBURSMENT                                                        637
    Tangible fixed assets                                                          187
    Loans                                                                          450
CHANGE IN WORKING CAPITAL                                                                     (478)

                                                                                       ------------
                                                                 TOTAL (b)                 (10 920)

NET CASH PROVIDED BY FINANCING ACTIVITIES
New / (repayments) borrowings                                                               (3 997)

                                                                                       ------------
                                                                 TOTAL (c)                  (3 997)


Effect of variance in exchange rates (d)                                                        13

                                                                                       ------------
INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS                                             745
(a)+(b)+(c)+(d)

Cash and cash equivalents at the beginning of the year                                       8 102

                                                                                       ------------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                             8 847
                                                                                       ============


               See notes to consolidated financial statements.
Prepared in accordance with accounting principles generally accepted in France.

                                  DUCROS GROUP
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

The consolidated financial statements are presented in accordance with the rules and regulations in force in France.

From January, 1st 1999, the group is no longer allowed to apply the International Accounting Standards Committee (IASC) accounting principles.

Indeed, the revised IAS 1, applicable this year, requires the use of the wholeness of the IASC standards.

The French law on the consolidated accounts does not allow the groups to present their financial statements only under the IASC GAAPs, as long as the article 6 of the law nDEG.98-261 of April, 6 1999, is not enter in force. This article gives the possibility to some groups to apply IAS GAAPs, instead of the French accounting rules.

However, the accounting principles applied to prepare the financial statements are consistent with those applied in the previous financial statements.

a) PRINCIPLES OF CONSOLIDATION
The consolidation has been done from the financial accounts as of December, 31.

All the significant investments in which Ducros has an exclusive control, directly or undirectly, are fully consolidated.

The companies in which there is a joint control are consolidated according to the proportional integration method.

The companies in which Ducros has a significant influence and holds, directly or indirectly, more than 20% of the shareholders' equity, are consolidated using the equity method.

Certain investments although corresponding to the above criteria are not consolidated, as they are not significant.

All significant intercompany balances and transactions have been eliminated in consolidation.

b) FOREIGN CURRENCY TRANSLATION
The transactions made in foreign currencies are converted at the exchange rate at the date of the transaction.

The payable and receivable in foreign currency are converted at the year-end exchange rate, and the exchange gains and losses are recognized in the income statement.

The financial accounts of foreign subsidies are converted as follows :

Except the shareholders' equity, for which the historical rates are applied, the balance sheet is converted in euros on the basis of the official exchange rates at the end of the financial year. The income statement is converted using the average exchange rate of the period.

The resulting exchange rate difference is recorded in the consolidated shareholders' equity.

Before this, and according to their management method, the financial accounts of the foreign subsidiaries located in countries with a high inflation rate, are converted by using the year-end exchange rate - after having been restated by the effects of the inflation, or reported in the functional currency.

c) INTANGIBLE FIXED ASSETS
The trademarks are not amortized due to their legal protection. In case of a significant and durable downturn, it is possible to constitute a provision for depreciation.

The other intangible fixed assets are amortized on a straight-line basis, according to their useful life as follows :

Goodwill               20 years
Patents, licenses      variable duration not exceeding 20 years
Start-up costs         3/5 years
Software               variable duration not exceeding 5 years

d) RESEARCH AND DEVELOPMENT COSTS
The research and development costs are generally expenses in the year they are incurred.

e) GOODWILL
The difference arising from the first consolidation of a subsidiary (excess of purchase price compared to the restated net assets acquired) is allocated, if any, to the appropriate captions of the consolidated balance sheet. The allocation of this difference to the appropriate assets and liabilities is done on a period that does not exceed the end of the first complete financial year after the acquisition. The residual part constitutes the goodwill which is amortized on a 20-year-period, except for specific cases, for which a shorter duration can be justified (note 4). In case the fair value of the assets and liabilities exceed this difference, the allocation is limited to the latest.

f) TANGIBLE FIXED ASSETS
The tangible fixed assets are recorded at their acquisition cost (note 5).

Amortization is calculated on a straight-line method over the estimated useful lives of the assets.

The main asset lives are :
Industrial buildings                20-40 years
Machinery and equipments            5-10 years
Fixtures and fittings               10-20 years
Furniture                           10 years
Cars and other vehicles             5 years

Concerning assets used under capital leases, the purchase cost at the date of signing of the contract is recorded in the fixed assets and amortized on a straight-line basis, following the above presented method. The corresponding debt is recorded in the liabilities.

The maintenance costs are expressed in the year they are incurred, except when they contribute to improve the productivity or extend the useful life of the asset.

g) NON CONSOLIDATED INVESTMENTS
These investments are stated at their acquisition cost ; less, if any, provisions for depreciation. These depreciations take into account the share of net equity and the potential future profitability, if any.

h) INVENTORIES AND WORK IN PROGRESS
Inventories and work in progress are valued at their production cost, without exceeding the net realisable value. The production costs correspond essentially to the weighted average costs.

i) GRANT
They are recorded in the liabilities and are writen-back in the income statement at the same rate than the amortization of the tangible fixed assets to which they are linked.

j) RETIREMENT COMMITMENTS AND RELATED ITEMS
The group records the amount of its retirement commitments, departure indemnities and other related items (for the working employees as well as for the retired employees).

k) TAXES
The amount of tax effectively due at the end of the financial year is corrected by the deferred tax, which is calculated at the enacted tax rate on all temporary differences between the accounting values and the tax values, as well as on the consolidation entries. The deferred tax asset - as well as the deferred tax related to the carried forward losses - calculated for each tax entity, are recorded if the probability to recover them has been established.

Taxes from dividends distribution which will be paid in the following year are accrued.

No provision related to the distributable retained earnings of the subsidiaries is set up, as they are considered to be held permanently.

l) FINANCIAL INSTRUMENTS
In order to manage their exchange risk, the companies of the Ducros group use various financial instruments.

The group policy is to reduce its exposure to the fluctuation of the exchange rates and not to speculate.

The positions are negotiated on the markets over the counter, with first class bank counterparts, or with companies of the Eridania Beghin-Say group.

The results made on the hedging instruments are booked according to the results arised on the hedged items.

All the transactions in progress at the year-end are mentioned as off-balance sheet commitments, without any compensation.

The foreign exchange risks due to the trading activity are analysed and managed as soon as they have been identified. Strategies of firm or optional hedgings (forward purchases / sales) are implemented according to the probability of the outcome of the risk, the anticipation of the evolution of the currencies and the result of the term period (backward-forward).

m) CASH FLOW
Cash and equivalents includes cash and marketable securities, if any. The trade notes given to the bank at the year-end, with maturity date after the year-end, are stated under < < cash and equivalents > > caption.

2. CONSOLIDATION PERIMETER

a) EVOLUTION OF THE CONSOLIDATION PERIMETER
The 1999 consolidation perimeter is the same than for 1998, as no movement has been occurred.

b) LIST OF CONSOLIDATED COMPANIES AS OF DECEMBER, 31 1999

                                    HEAD           COUNTRY       SIREN           % OF         % OF
                                   OFFICE                        NUMBER         CONTROL    INTERESTS
                              -----------------------------------------------------------------------
FULLY CONSOLIDATED
Ducros                             Carpentras       France     622 980 027       100,00       100,00
Ducros Distribution                    Braine      Belgium                       100,00       100,00
Benelux                              L'alleud
Ducros Guadeloupe                        Baie       France     342 032 729       100,00       100,00
                                      Mahault
Ducros Margao Productos               Alverca     Portugal                       100,00       100,00
Alimentares
Ducros SA                           Barcelone        Spain                       100,00       100,00
Ducros Reunion                        Le Port       France     950 640 318       100,00       100,00
Alb Ducros Sarl                        Tirana      Albania                       100,00       100,00
Ducros srl                              Milan        Italy                       100,00       100,00
Ducros Polska Zoo                    Varsovie       Poland                       100,00       100,00


3. INTANGIBLE FIXED ASSETS


IN THOUSANDS OF EUR            GROSS VALUES        AMORTIZATION         NET VALUES         NET VALUES
                                                                        31.12.1999         31.12.1998
                            --------------------------------------------------------------------------
Trademark                             4 378                 (31)             4 347              4 324
Software                              4 281              (2 342)             1 939              2 273
Other                                   668                 (56)               612                651
                            --------------------------------------------------------------------------
TOTAL                                  9327              (2 429)             6 898              7 248
                            ==========================================================================

4. GOODWILL


IN THOUSANDS OF EUR            GROSS VALUES        AMORTIZATION         NET VALUES         NET VALUES
                                                                        31.12.1999         31.12.1998
                            --------------------------------------------------------------------------
As of January, 1st                    9 997              (2 473)             7 524              8 024
Amortization of the period                -                (500)              (500)              (500)
                            --------------------------------------------------------------------------
AS OF DECEMBER, 31                    9 997              (2 973)             7 024              7 524
                            ==========================================================================

As at December, 31 1999, the balance of the goodwill, standing at kEUR 7 024 can be analysed as follows :

- Ducros SA (ex : Ducros Int. BV)  5 509
- Ducros Margao                    1 472
- Ducros Italy                        43


5. TANGIBLE FIXED ASSETS

a) BY NATURE


IN THOUSANDS OF EUR            GROSS VALUES        AMORTIZATION         NET VALUES         NET VALUES
                                                                        31.12.1999         31.12.1998
                            --------------------------------------------------------------------------
Lands                                 1 100                 (40)             1 060              1 039
Buildings                            24 083             (16 739)             7 344              8 432
Machinery and equipments             32 087             (20 293)            11 794             11 503
Other tangible fixed assets           6 186              (4 490)             1 696              2 056
Fixed assets in progress              3 784                   -              3 784              1 761
                            --------------------------------------------------------------------------
TOTAL                                67 240             (41 562)            25 678             24 791
                            ==========================================================================

b) MOVEMENT OF THE YEAR



IN THOUSANDS OF EUR                          1999
                                          -----------
As of January, 1st                            24 791
Evolution of the perimeter                         -
Investments of the period                      6 771
Disposals                                       (303)
Amortization                                  (5 651)
Effect of the currencies exchange                 70
                                          -----------
AS OF DECEMBER, 31                            25 678
                                          ===========


6. NOT CONSOLIDATED INVESTMENTS

IN THOUSANDS OF EUR                           % 1999     31.12.1999     31.12.1998
                                        -------------------------------------------
Cavasse/Mul                                    49,93             49             49
Dessert Products Int.                          51,00             27              -
Other                                              -              2              2
                                                    -------------------------------
TOTAL                                                            78             51
                                                    ===============================

7. FINANCIAL FIXED ASSETS



IN THOUSANDS OF EUR                                      31.12.1999     31.12.1998
                                                       ----------------------------
Loans to the EBS subsidiaries                                 5 669          2 078
Loans with the non consolidated companies                       205            205
Other                                                            73             59
                                                       ----------------------------
TOTAL                                                         5 947          2 342
                                                       ============================


The loans with the non consolidated companies are only related to Cavasse/Mul.

8. INVENTORIES AND WORK IN PROGRESS


IN THOUSANDS OF EUR    GROSS VALUES     AMORTIZATION     NET VALUES     NET VALUES
                                                         31.12.1999     31.12.1998
                       ------------------------------------------------------------
Raw material                 24 300           (1 213)        23 087         21 445
Work in progress                145                -            145              -
Finished goods               15 551             (336)        15 215         17 205
                       ------------------------------------------------------------
TOTAL                        39 996           (1 549)        38 447         38 650
                       ============================================================

9. OTHER RECEIVABLE ACCOUNTS


IN THOUSANDS OF EUR                                     31.12.1999                   31.12.1998
                                                     -------------------------------------------
Receivable from French State                                 3 888                        3 528
Advance to suppliers (raw material)                          1 787                          190
Other                                                          197                          184
                                                     -------------------------------------------
TOTAL                                                        5 872                        3 902
                                                     ===========================================

10. CHANGE IN SHAREHOLDERS' EQUITY


IN THOUSANDS OF EUR                   EQUITY   PREMIUM    RETAINED    ACCUMULATED    NET RESULT    TOTAL
                                                          EARNINGS     EXCHANGE
                                                                      DIFFERENCE
                                   ----------------------------------------------------------------------
As of December, 31 1998               15 829         -      40 727         (1 662)       12 978   67 872
Allocation in retained earnings            -         -      12 978              -       (12 978)       -
Ducros shares                              -         -           -              -             -        -
Paid dividends                             -         -           -              -             -        -
Increase of capital                        -         -           -              -             -        -
Result of the year                         -         -           -              -        14 207   14 207
Exchange difference                        -         -           -            193             -      193
                                   ----------------------------------------------------------------------
AS OF DECEMBER, 31 1999               15 829         -      53 705         (1 469)       14 207   82 272
                                   ======================================================================

11. PROVISIONS FOR RISKS AND CHARGES


IN THOUSANDS OF EUR                                     31.12.1999                   31.12.1998
                                                     -------------------------------------------
Retirement indemnities and related items (note a)              332                          332
Deferred tax, net (note b)                                   1 755                        2 247
Other risks and charges (note c)                             4 173                        4 018
                                                     -------------------------------------------
TOTAL                                                        6 260                        6 597
                                                     ===========================================

a) RETIREMENT INDEMNITIES
The provision for retirement indemnities of kEUR 332 relates to the Ducros France company (444 employees as at December, 31 1999).

For the subsidiaries of the group, there is no provision, as there is no legal obligation or they employee a small number of people.

Regarding the Italian subsidiary, an indemnity is due at the end of the contract of an employee, which is recorded in < < other operating debt > >, for an amount of kEUR 130 in 1999 and kEUR 111 in 1998.

b) DEFERRED TAX (NET)
The deferred tax amounts to kEUR 1 755 and it is composed of the following :
- France :     2 909
- Portugal :    (356)
- Italy :              (287)

- Poland        (379)
- Spain         (132)

Concerning France, they are mainly related to regulatory provisions such as the provision for increase in prices (kEUR 1 546) and to the excess of the accelerated amortization (kEUR932). The balance is due to other restatements or temporary difference.

Regarding the subsidiaries, the recorded deferred tax are linked to tax losses carried forward.

c) OTHER RISKS AND CHARGES
This caption amounts to kEUR 4 173 and the breakdown is as follows :

France :          Business tax for displays                       841
                  Potypara litigation                             790
                  Litigations linked to employees                 314
                  Tax audit                                       303

Belgium           Tax litigation                                  345
                  Former Manager                                  192

Italy             Retirement of commercial agents                 259
                                                           ----------
                                                                 3044

                  Other risks and charges (< kEUR 200)          1 129*
                                                           ----------

                                              TOTAL             4 173

* Including France 825, Belgium 151, Italy 51, Portugal 50, Albania 39, Guadeloupe 13.

12. DEBTS

a) SCHEDULE


IN THOUSANDS OF EUR              BONDS     OTHER LOANS        TOTAL          TOTAL
                                                           31.12.1999     31.12.1998
                          -----------------------------------------------------------
Less than one year                   -           7 412          7 412         11 227
One to five years                    -               -              -              -
More than five years                 -               -              -              -
                          -----------------------------------------------------------
TOTAL                                -           7 412          7 412         11 227
                          ===========================================================

b) FINANCIAL DEBT, NET
As of December, 31 1999, the net financial debt is negative (cash in hand) :

IN THOUSANDS OF EUR
Financial debt                                   7 412
Cash at bank and in hand                        (8 847)
Loan EBS subsidiaries                           (5 659)
                                                -------
TOTAL                                           (7 094)


13. OTHER OPERATING DEBT


IN THOUSANDS OF EUR                              31.12.1999             31.12.1998
                                            ---------------------------------------------
Debt to employees                                     3 065                  2 802
Social and tax debt                                   4 198                  3 715
Other                                                 4 060                  4 024
                                            ---------------------------------------------
TOTAL                                                11 323                 10 541
                                            =============================================

14. TURNOVER BREAKDOWN

a) BY SECTOR


IN THOUSANDS OF EUR                              31.12.1999             31.12.1998
                                            ---------------------------------------------
Pepper, herbs and spices                            142 700                132 021
Dessert aids                                         76 987                 73 328
Other                                                27 091                 30 732
                                            ---------------------------------------------
TOTAL                                               246 778                236 081
                                            =============================================

b) BY COUNTRY


IN kEUR                                          31.12.1999             31.12.1998
                                            ---------------------------------------------
France                                              178 392                168 356
Other EU countries                                   55 642                 55 348
Other European countries                              3 704                  4 077
North-America                                           628                    440
Middle-East Africa                                    6 708                  6 820
Rest of the world                                     1 704                  1 040
                                            ---------------------------------------------
TOTAL                                               246 778                236 081
                                            =============================================

15. OTHER OPERATING INCOME


IN kEUR                                          31.12.1999              31.12.1998
                                            ---------------------------------------------
Operating subsidies                                       7                      13
Other income                                            275                     206
                                            ---------------------------------------------
TOTAL                                                   282                     219
                                            =============================================

16. RESEARCH AND DEVELOPMENT COSTS

Research and development costs for the financial year 1999 amount to kEUR 1 200, versus kEUR 1 103 in 1998.

17. EXCEPTIONAL RESULT


IN THOUSANDS OF EUR                              31.12.1999             31.12.1998
                                            ---------------------------------------------
Restructuring plan                                     (278)                  (145)
Capital gain / (loss) on asset disposals               (127)                     10


                                       16

Other income / (charges), net                          (479)                  (990)
                                            ---------------------------------------------
TOTAL                                                  (884)                (1 125)
                                            =============================================

< < Other income / (charges), net > > for 1998 includes an expense of kEUR (495)
related to a litigation between Ducros SA and Auchan.

18. INCOME TAX

a) ANALYSIS OF THE TAX CHARGES


IN THOUSANDS OF EUR                             31.12.1999              31.12.1998
                                            ---------------------------------------------
Income tax                                           1 475                     943
Deferred tax                                          (486)                    (36)
                                            ---------------------------------------------
Total                                                  989                     907
                                            =============================================

b) ANALYSIS OF THE EFFECTIVE RATE
The 1999 effective rate stands at 6,3% against 5,5% in 1998 and should be analysed as follows :


IN THOUSANDS OF EUR                             31.12.1999              31.12.1998
                                            ---------------------------------------------
Legal income tax rate in France                       33,3                    33,3
Impact of the contribution                             6,6                     4,0
Use of tax losses carry forward                      (29,9)                  (32,1)
Other differences                                     (3,7)                    0,3
                                            ---------------------------------------------
TOTAL EFFECTIVE TAX                                    6,3                     5,5
                                            =============================================

The use of tax losses carry forward relates mainly to Ducros SA for 25% in 1999 and 31% in 1998.

19. FINANCIAL COMMITMENTS


IN THOUSANDS OF EUR                             31.12.1999              31.12.1998
                                            ---------------------------------------------
Guarantees, deposits and counter-                      578                     517
guarantees in the favor of third parties
Forward purchases                                    7 694                  13 809


20. NUMBER OF EMPLOYEES

a) AVERAGE NUMBER OF EMPLOYEES DURING THE YEAR


IN THOUSANDS OF EUR                             31.12.1999              31.12.1998
                                            ---------------------------------------------
Managers                                                13                      13
Other executives                                       124                     123
Employees                                              353                     359
Workers                                                279                     307
                                            ---------------------------------------------
TOTAL                                                  769                     802
                                            =============================================

b) NUMBER OF EMPLOYEES AT THE END OF THE YEAR BY COUNTRY


IN THOUSANDS OF EUR                             31.12.1999              31.12.1998
                                            ---------------------------------------------
France                                                 483                     500
Other EU union                                         172                     184
Other European countries                                75                      73
Middle-East Africa                                       1                      21
                                            ---------------------------------------------
TOTAL                                                  731                     778
                                            =============================================

21. KEY FIGURES BY SUBSIDIARY


IN THOUSANDS OF EUR                    TURNOVER      OPERATING       TANGIBLE      INVENTORIES       TOTAL
                                                       RESULT         FIXED                          ASSETS
                                                                     ASSETS
                                     --------------------------------------------------------------------------
Ducros SA                       1999    175 750         12 878         22 813           31 791      129 373
                                1998    164 587         14 961         21 623           31 294      112 547

Ducros Margao                   1999      8 365            504            513              663        6 599
                                1998      8 825            719            643            1 042        7 252

Ducros                          1999      8 303            540            175            1 226        3 040
Guadeloupe
                                1998      8 460            435            259            1 074        3 316

Ducros Reunion                  1999      3 925             98             56              582        1 952
                                1998      3 968             78             80              829        2 103

Ducros                          1999     20 017          2 174            595            1 138       10 471
Distribution
Benelux
                                1998     18 373          1 941            620            1 060        9 120

Ducros                          1999     13 523            902            552              703        7 668
Distribution Spain
                                1998     13 483            614            565              806        6 713

Ducros                          1999     10 306            415            188              291        6 587
Distribution Italy
                                1998     10 250            130            218              341        7 010

Ducros Albalia                  1999      3 185             93            579            1 651        3 257
                                1998      4 706            339            562            1 902        2 942

Ducros Poland                   1999      3 404           (683)           207              302        1 589
                                1998      3 429           (440)           221              302        1 207

TOTAL                           1999    246 778         16 921         25 678           38 447      170 536
                                1998    236 081         18 777         24 791           38 550      152 210

BUSINESS:  SODIS S.A.S.

                         INDEPENDENT ACCOUNTANT'S REPORT


In fulfillment of the assignment decided by your general meeting, we have audited the consolidated financial statements of Sodis established in euros for the financial year-end December, 31 1999, as presented in this report.

These consolidated financial statements are the responsibility of the Eridania Beghin-Say's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sodis and its subsidiaries as of December, 31 1999.

Le Commissaire aux Comptes
Deloitte Touche Tohmatsu - Audit
Neuilly, May, 11 2000


/s/ Arnaud de Planta

                                                        SODIS GROUP
                                                 CONSOLIDATED BALANCE SHEET


IN THOUSANDS OF EUR                           DECEMBER 31,                                                  DECEMBER 31,
                                                  1999                                                          1999
-----------------------------------------------------------     ---------------------------------------------------------
Intangible assets                                        2      SHAREHOLDERS' EQUITY
Goodwill                                                 -          Share capital                                     46
PROPERTY, PLANT AND EQUIPMENT                                       Retained earnings                                (80)
    Gross value                                        342          Net income                                        84
    Accumulated amortization                          (251)
                                                                                                     --------------------
                                       --------------------
TOTAL TANGIBLE FIXED ASSETS                             91      TOTAL SHAREHOLDERS' EQUITY FOR                        50
                                                                THE SHARE OF THE GROUP

 FINANCIAL FIXED ASSETS                                         Minority interest                                      -
    Deposits                                            38
                                                                Provisions for risks and charges                       3
                                       --------------------
TOTAL FINANCIAL FIXED ASSETS                            38
                                                                Borrowings                                           772
                                       --------------------
TOTAL FIXED ASSETS                                     131

Inventories and work in progress                         5

Trade accounts receivable                              621      Trade accounts payable                               444
Other receivable                                       237      Other operating debt                                 944
                                       --------------------
TOTAL RECEIVABLE                                       858
                                                                                                     --------------------
                                                                TOTAL                                              1 388
Other receivable                                       511
Cash at bank and in hand                               661

                                       --------------------
CURRENT ASSETS                                       2 035

Prepaid and other                                       47

                                       --------------------                                          --------------------
TOTAL ASSETS                                         2 213      TOTAL LIABILITIES                                  2 213
                                       ====================                                          ====================


                 See notes to consolidated financial statements.

 Prepared in accordance with accounting principles generally accepted in France.

                                  SODIS GROUP
                          CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1999



IN THOUSANDS OF EUR                                                             1999
---------------------------------------------------------------------------------------
OPERATING INCOME
    Turnover                                                                     6 364
    Other operating income                                                          56
                                                                           ------------
TOTAL OPERATING INCOME                                                           6 420

OPERATING EXPENSES
    Wages and social security                                                    4 286
    Amortization charge                                                             27
    Other operating costs                                                        2 060
                                                                           ------------
TOTAL OPERATING EXPENSES                                                         6 373

                                                                           ------------
OPERATING RESULT                                                                    47

Financial result                                                                    55

                                                                           ------------
OPERATING RESULT BEFORE INCOME TAX                                                 102

Exceptional result                                                                  (2)

Income tax                                                                         (16)

Minority interest                                                                    -

                                                                           ------------
CONSOLIDATED NET RESULT FOR THE SHARE OF THE GROUP                                  84
                                                                           ============

                 See notes to consolidated financial statements.

Prepared in accordance with accounting principles generally accepted in France.

                                  SODIS GROUP
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999



IN THOUSANDS OF EUR                                                            1999
---------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES
Operating result                                                                    47
Amortization charge                                                                 27
Write on / (write back) for operating reserves                                     (14)
                                                                           ------------
EBITDA                                                                              60

                                                                           ------------
OPERATING CASH FLOW                                                                 60

Financial result                                                                    55
Income tax                                                                         (16)
Proceeds of change in cash adjustments                                              21

                                                                           ------------
                                                                 TOTAL (a)         120


NET CASH FROM  INVESTING ACTIVITIES
CAPITAL EXPENDITURES
    Tangible fixed assets                                                          (27)

                                                                           ------------
                                                                 TOTAL (b)         (27)


NET CASH PROVIDED BY FINANCING ACTIVITIES
New / (repayments) borrowings                                                     (354)

                                                                           ------------
                                                                 TOTAL (c)        (354)


                                                                           ------------
INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS                                (261)
(a)+(b)+(c)

Cash and cash equivalents at the beginning of the year                             922

                                                                           ------------
CASH AND CASH EQUIVALENT AT THE END OF THE YEAR                                    661
                                                                           ============

                 See notes to consolidated financial statements.

 Prepared in accordance with accounting principles generally accepted in France.

                                   SODIS GROUP
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

The consolidated financial statements are presented in accordance with the rules and regulations in force in France.

a) PRINCIPLES OF CONSOLIDATION
The consolidation has been done from the financial accounts as of December, 31.

All the significant investments in which Sodis has an exclusive control, directly or undirectly, are fully consolidated.

All significant intercompany balances and transactions have been eliminated in consolidation.

b) FOREIGN CURRENCY TRANSLATION
The transactions made in foreign currencies are converted at the exchange rate at the date of the transaction.

The payable and receivable in foreign currency are converted at the year-end exchange rate, and the exchange gains and losses are recognized in the income statement.

c) INTANGIBLE FIXED ASSETS
The intangible fixed assets are amortized on a straight-line basis, according to their useful life as follows :
Goodwill            20 years
Patents, licenses   variable duration not exceeding 20 years
Start-up costs      3/5 years
Software            variable duration not exceeding 5 years

d) TANGIBLE FIXED ASSETS
The tangible fixed assets are recorded at their acquisition cost.

Amortization is calculated on a straight-line method over the estimated useful lives of the assets.

The main asset lives are :
Industrial buildings                20-40 years
Machinery and equipments            5-10 years
Fixtures and fittings               10-20 years
Furniture                           10 years
Cars and other vehicles             5 years

The maintenance costs are expressed in the year they are incurred, except when they contribute to improve the productivity or extend the useful life of the asset.

e) INVENTORIES AND WORK IN PROGRESS
Inventories and work in progress are valued at their production cost, without exceeding the net realisable value. The production cost correspond essentially to the weighted average costs.

f) RETIREMENT COMMITMENTS AND RELATED ITEMS
The group has no commitment in terms of retirement and related items, because there is no legal or contractual obligation.

g) CASH FLOW
The < < cash at bank and in hand > > includes only cash.

2. CONSOLIDATION PERIMETER

LIST OF CONSOLIDATED COMPANIES AS OF DECEMBER, 31 1999

                                              HEAD OFFICE        COUNTRY         SIREN NUMBER         % OF         % OF
                                                                                                     CONTROL     INTERESTS
                                          -----------------------------------------------------------------------------------
Fully consolidated
Sodis                                     Monteux                 France                              100,00        100,00
Sarl Ouest Distribution services          Suresnes                France        32375113100018        100,00        100,00
Sarl Bretagne Distribution                Suresnes                France        32737660400077        100,00        100,00
Sarl AMS                                  Vandoeuvre N.           France        31648883200064        100,00        100,00
Sarl Paris Sud Distribution               Suresnes                France        32978041500066        100,00        100,00
Sarl Promalp                              Avignon                 France        32829887200081        100,00        100,00
Snc Soreme                                Suresnes                France        33438042500089        100,00        100,00
Snc Ile de France Distribution            Gennevilliers           France        33525836400033        100,00        100,00
Snc Paris Nord Distribution               Suresnes                France        31656081200075        100,00        100,00


3. TANGIBLE FIXED ASSETS

a) BY NATURE


IN THOUSANDS OF EUR               GROSS VALUES          AMORTIZATION          NET VALUES
                                                                              31.12.1999
                              ----------------------------------------------------------------
Buildings                                   42                   (25)                 17
Machinery and equipments                    83                   (67)                 16
Other tangible fixed assets                217                  (159)                 58
                              ----------------------------------------------------------------
TOTAL                                      342                  (251)                 91
                              ================================================================


b) MOVEMENTS OF THE YEAR 1999


IN THOUSANDS OF EUR                                           1999
                                                          -------------
As of January, 1st                                                  91
Investments of the period                                           27
Amortization                                                       (27)
                                                          -------------
AS OF DECEMBER, 31                                                  91
                                                          =============

4. CHANGE IN SHAREHOLDERS' EQUITY


IN THOUSANDS OF EUR                        01.01.1999       NET INCOME       RETAINED
                                              AFTER                          EARNINGS
                                           IMPUTATION
                                        --------------------------------------------------
Shareholders' equity                               46                -             46
Retained earnings                                 (80)               -            (80)
Net income                                          -               84             84
                                        --------------------------------------------------
                                                  (34)              84             50
                                        ==================================================

5. DEBTS

a) SCHEDULE


IN THOUSANDS OF EUR                             BONDS      OTHER LOANS        TOTAL
                                                                           31.12.1999
                                        --------------------------------------------------
Less than one year                                  -              772            772
One to five years                                   -                -              -
More than five years                                -                -              -
                                        --------------------------------------------------
TOTAL                                               -              772            772
                                        ==================================================

b) FINANCIAL DEBT, NET
As of December, 31 1999, the net financial debt is negative (cash) :


IN THOUSANDS OF EUR
Financial debt                                                     772
Cash at bank and in hand                                          (661)
Various receivable (Ducros loan)                                  (511)
                                                                  -----
TOTAL                                                             (400)


6. NUMBER OF EMPLOYEES

AVERAGE NUMBER OF EMPLOYEES DURING THE YEAR (BY COMPANY)


IN THOUSANDS OF EUR                                     31.12.1999
                                                    -------------------
Sodis                                                            -
Promalp                                                         33
Sarl Paris Sud Distribution                                     20
Ouest Distribution                                              25
Bretagne Distribution                                           25
AMS                                                             12
Soreme                                                          23
Ile de France Distribution                                      20
Paris Nord Distribution                                         11
                                                    -------------------
TOTAL                                                          169
                                                    ===================

7. KEY FIGURES BY SUBSIDIARY


IN THOUSANDS OF EUR                       TURNOVER       OPERATING      TANGIBLE       TOTAL
                                                           RESULT         FIXED       ASSETS
                                                                         ASSETS
                                        --------------------------------------------------------
Sodis                                            -             (10)            -         136
Promalp                                      1 179              (6)           13         202
Paris Sud Distribution                         928               2            30         356
Paris Nord Distribution                        397             (10)            3         413
Sodis Ile de France                            959              60            35         335
Soreme                                         785               6             2         142
AMS                                            429              (3)            2         190
Bretagne Distribution                          860               2             4         166
Ouest Distribution Services                    827               6             2         273
                                        --------------------------------------------------------
TOTAL                                        6 364              47            91       2 213
                                        ========================================================

DUCROS - RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES The accounting principles generally accepted in France that were used in Ducros' historical financial statements differ from accounting principles generally accepted in the United States ("US GAAP"). Differences that have a material effect on Consolidated Net Income and Shareholders' Equity are described below:


Accounting for retirement indemnities - Certain retirement indemnities are not accrued in the Ducros historical financial statement and are required under US GAAP.


Accounting for brand intangible assets - Under the accounting principles generally accepted in France, brand intangible assets are not amortized. Under US GAAP, these assets are assumed to be amortized over 40 years.

Accounting for income taxes - Accounting principles generally accepted in France record income taxes in a manner similar to US GAAP. However, certain deferred tax assets are not recognized.

The following table summarizes the significant adjustments to Ducros' consolidated net income and shareholders' equity which would be required if US GAAP had been applied instead of the accounting principles generally accepted in France.

                                    Shareholders' Equity             Net Income
                                                   as of     for the year ended
(in thousands of EUR)                  December 31, 1999      December 31, 1999
Per accounting principles generally
  accepted in France                              82,272                 14,207
      Retirement indemnity                        (1,336)
      Brand intangible assets                       (675)                  (129)
      Deferred income taxes                        1,255                   (312)
                                                 -------                -------
Per US GAAP                                       81,516                 13,766
                                                 -------                -------


SODIS - RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES The accounting principles generally accepted in France that were used in Sodis' historical financial statements do not differ materially from US GAAP.


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to use of our reports dated May 11, 2000, with respect to the financial statements prepared in accordance with generally accepted accounting principles in France of Ducros and Sodis included in the Current Report on Form 8-K, as amended by Form 8-K/A, of McCormick & Company, Incorporated dated November 10, 2000 and incorporated by reference in all currently effective Registration Statements of McCormick & Company, Inc. on Form S-3 and on Form S-8 (including any Post Effective Amendments thereto) filed on or before.

November 10, 2000

Deloitte Touche Tohmatsu - Audit
/s/ Arnaud de Planta

ITEM 7(b): PRO FORMA FINANCIAL INFORMATION.


The following unaudited pro forma condensed combined balance sheet (balance sheet) as of May 31, 2000, and the unaudited pro forma condensed combined statements of income for the year ended November 30, 1999, and for the six months ended May 31, 2000, (statements of operations), give effect to the acquisition, by McCormick & Company, Incorporated (the Company), of the share capital of Ducros, S.A. ("Ducros") and Sodis, S.A.S. ("Sodis") (Collectively referred to as Consolidated Ducros and Sodis) from Eridania Beghin-Say, S.A. The acquisition is being accounted for using the purchase method of accounting.

The pro forma financial information is based on historical results of the combined entities and will not necessarily be reflective of results that will be achieved by the combined entities in the future. Some factors that will give rise to a difference between these pro forma results and actual results are: changes in the financial performance of the acquired businesses, foreign currency exchange rates (particularly the Euro), and synergy savings in the combined entity.


The pro forma combined condensed balance sheet presents the financial position of the Company, Ducros, and Sodis as of May 31, 2000, assuming the acquisition occurred as of that date. The pro forma combined condensed statements of income have been prepared assuming the acquisition occurred as of the beginning of the periods presented. The acquisition actually occurred on August 31, 2000.

The pro forma financial information reflects pro forma adjustments that are based upon available information and which the Company believes are reasonable. The pro forma financial information does not necessarily reflect the results of operations or financial position of the Company that actually would have resulted had the transaction, which pro forma effect is given, been consummated as of the date or for the period indicated. Additionally, the pro forma combined condensed financial statements have been prepared on the basis of preliminary estimates of the fair value of the assets acquired and may change as valuations are completed and more facts become known.


This information should be read in conjunction with the previously filed Form 8-K, dated September 14, 2000, the previously filed historical consolidated financial statements and accompanying notes of the Company, contained in its Annual Report on Form 10-K for the fiscal year ended November 30, 1999, and in its 2000 Quarterly Reports on Form 10-Q, and in conjunction with the historical financial statements and accompanying notes of Ducros and Sodis included elsewhere in this Form 8-K/A.

                        MCCORMICK AND COMPANY, INCORPORATED
        PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME, UNAUDITED FOR THE
                           YEAR ENDED NOVEMBER 30, 1999

                                                                 HISTORICAL
                                                           MCCORMICK        CONSOLIDATED        PRO FORMA
in millions US$, except per share                        AND COMPANY     DURCROS & SODIS      ADJUSTMENTS              PRO FORMA
                                                     ---------------   -----------------    -------------         --------------
Net sales                                             $      2,006.9    $          263.4                           $     2,270.3
Cost of good sold                                            1,289.7               102.2                                 1,391.9
                                                     ---------------   -----------------    -------------         --------------

GROSS PROFIT                                                   717.2               161.2                                   878.4

Selling, general and administrative expenses                   522.3               143.7              6.0 (a)(b)           672.0
Special charges (credits)                                       18.0                   -                                    18.0
                                                     ---------------   -----------------    -------------         --------------

OPERATING INCOME                                               176.9                17.5             (6.0)                 188.4

Interest expense                                                32.4                 0.4             28.4 (c)               61.2
Other (income) expense, net                                     (5.5)                0.9                                    (4.6)
                                                     ---------------   -----------------    -------------         --------------

Income from consolidated continuing operations
       before income taxes                                     150.0                16.2            (34.4)                 131.8

Income taxes                                                    60.1                 1.1             (4.6)(d)               56.6
                                                     ---------------   -----------------    -------------         --------------

Net income from consolidated continuing operations              89.9                15.1            (29.8)                  75.2

Income from unconsolidated operations                           13.4                   -                                    13.4
                                                     ---------------   -----------------    -------------         --------------

NET INCOME                                            $        103.3    $           15.1     $      (29.8)         $        88.6
                                                     ---------------   -----------------    -------------         --------------

Average shares outstanding, fully diluted                       72.0                                                        72.0

EPS FULLY DILUTED                                     $         1.43                                               $        1.23



The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                       MCCORMICK AND COMPANY, INCORPORATED
            PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME, UNAUDITED
                      FOR THE SIX MONTHS ENDED MAY 31, 2000

                                                                 HISTORICAL
                                                           MCCORMICK        CONSOLIDATED        PRO FORMA
in millions US$, except per share                        AND COMPANY     DURCROS & SODIS      ADJUSTMENTS              PRO FORMA
                                                     ---------------   -----------------    -------------         --------------
Net sales                                             $        948.1    $          110.0                           $     1,058.1
Cost of good sold                                              613.8                42.7                                   656.5
                                                     ---------------   -----------------    -------------         --------------

GROSS PROFIT                                                   334.3                67.3                                   401.6

Selling, general and administrative expenses                   253.7                60.6              3.1 (a)(b)           317.4
Special charges (credits)                                        1.0                   -                                     1.0
                                                     ---------------   -----------------    -------------         --------------

OPERATING INCOME                                                79.6                 6.7             (3.1)                  83.2

Interest expense                                                15.7                   -             14.2 (c)               29.6
Other (income) expense, net                                      2.7                 0.8                                     3.5
                                                     ---------------   -----------------    -------------         --------------

Income from consolidated continuing operations
              before income taxes                               61.2                 5.9            (17.3)                  49.8

Income taxes                                                    21.8                 0.8             (3.6)(d)               19.0
                                                     ---------------   -----------------    -------------         --------------

Net income from consolidated continuing operations              39.4                 5.1            (13.7)                  30.8

Income from unconsolidated operations                            9.2                   -                                     9.2
                                                     ---------------   -----------------    -------------         --------------

NET INCOME                                            $         48.6       $         5.1     $      (13.7)         $        40.0

Average shares outstanding, fully diluted                       69.6                                                        69.6

EPS FULLY DILUTED                                     $         0.70                                               $        0.58



The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                       MCCORMICK AND COMPANY, INCORPORATED
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET, UNAUDITED
                              AS OF MAY 31, 2000


                                                                 HISTORICAL
                                                           MCCORMICK        CONSOLIDATED        PRO FORMA
in millions US$                                          AND COMPANY     DURCROS & SODIS      ADJUSTMENTS              PRO FORMA
                                                     ---------------   -----------------    -------------         --------------
Cash                                                  $         28.4    $           15.7     $       (9.0)(f)      $        35.1
Accounts receivable, net                                       175.2                53.4                                   228.6
Inventories                                                    252.0                41.1                                   293.1
Other current assets                                            19.2                11.8                                    31.0
                                                     ---------------   -----------------    -------------         --------------
        Total current assets                                   474.8               122.0             (9.0)                 587.8

PP&E, net                                                      356.5                24.7                                   381.2
Intangible assets, net                                         138.1                21.5            290.8 (e)(h)           450.4
Prepaid allowances                                             124.1                   -                                   124.1
Other assets                                                   101.8                16.6                                   118.4
                                                     ---------------   -----------------    -------------         --------------

        Total assets                                  $      1,195.3    $          184.8     $      281.8          $     1,661.9
                                                     ===============   =================    =============         ==============

Short-term borrowings                                 $        196.4    $            6.9                           $       203.3
Current portion of long-term debt                                5.8                   -                                     5.8
Trade AP                                                       143.5                61.6                                   205.1
Other accrued liabilities                                      181.0                12.0              6.1 (e)              199.1
                                                     ---------------   -----------------    -------------         --------------
        Total current liabilities                              526.7                80.5              6.1                  613.3

Long-term debt                                                 235.1                 3.7            369.9 (f)              608.7
Other long-term liabilities                                     99.1                 6.4                                   105.5
                                                     ---------------   -----------------    -------------         --------------
        Total liabilities                                      860.9                90.6            376.0                1,327.5

Common stock, no par; 160.0 authorized                          50.1                   -                                    50.1
Common stock, non-voting, 160 authorized                       123.7                28.3            (28.3)(g)              123.7
Retained earnings                                              202.9                65.9            (65.9)(g)              202.9
Accumulated other comprehensive income                         (42.3)                0.0             (0.0)                 (42.3)
                                                     ---------------   -----------------    -------------         --------------
        Total shareholders' equity                             334.4                94.2            (94.2)                 334.4

        Total liabilities & shareholders' equity      $      1,195.3    $          184.8     $      281.8          $     1,661.9
                                                     ===============   =================    =============         ==============


The accompanying notes are an integral part of these pro forma condensed combined financial statements.

ITEM 7 (b).   Notes to Unaudited Pro Forma Condensed Combined Financial
              Statements. (columnar amounts in millions of US$)

Pro Forma Condensed Combined Statements of Income :

       (a) To reflect the amortization of $312.3 million of goodwill which the Company will amortize over 40 years and eliminate goodwill amortization included in the Consolidated Ducros and Sodis historical financial statements. Pro forma amortization for each period is as follows:

                       -   $3.8 million for the six months ended May 31, 2000

                       -   $8.3 million for the year ended November 31, 1999

         (b) To reflect the elimination of management fees charged by the prior owner, net of incremental costs to be incurred in lieu of these services. . Pro forma amounts for each period is as follows:

                       -   $0.7 million for the six months ended May 31, 2000

                       -   $2.4 million for the year ended November 31, 1999


         (c) To reflect the additional net interest expense based on a $379 million purchase price and based on the Company's intent to finance the acquisition with 7.5% medium term notes.


         (d) To reflect the tax effect of these pro forma adjustements based on the effective rate applicable to each adjustment. Also, to adjust the consolidated Ducros and Sodis taxes to their effective rate, which had previously been calculated as part of their parent company's consolidated tax return. Goodwill is reflected as a non-deductible expense for tax purposes.

Pro Forma Condensed Consolidated Balance Sheet :

         (e) The Company has not completed the final assessment of the fair value of Ducros and Sodis fixed assets and other identifiable assets and liabilities assumed for the purpose of allocating the purchase price. As a result, certain of the allocations are estimates and are subject to revision once the final assessments are completed. The following summarizes the preliminary estimated goodwill assuming a purchase date of May 31, 2000:

               Purchase price                                  $ 378.9
                  Less tangible net assets acquired               72.7
                  Plus accrued expenses                            6.1
                                                              ---------
               Total estimated goodwill                        $ 312.3

         (f) To reflect the long-term debt and cash required to finance the acquisition.

         (g) To eliminate the shareholders' equity accounts of the acquired businesses.

         (h) To eliminate the $21.5 million intangible assets of the acquired businesses.